UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)       On October 17, 2017, the Board of Directors (the “Board”) of Peregrine Pharmaceuticals, Inc. (the “Company”), acting pursuant to its Amended and Restated Bylaws, adopted a resolution to increase the number of authorized directors of the Company from five to six directors and, following the recommendation of the Nominating Committee of the Board, adopted a resolution appointing Mark R. Bamforth, effective immediately, to fill the vacancy created thereby.

The Nominating Committee determined that Mr. Bamforth is qualified to serve on the Board due to his 30 years of extensive leadership experience and expertise in the contract development and manufacturing sector.

Mr. Bamforth has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company, and there was no arrangement or understanding between Mr. Bamforth and any other persons pursuant to which Mr. Bamforth was selected as a director.

As a non-employee director, Mr. Bamforth will receive compensation under the Company’s non-employee director compensation program, which was recently amended by the Compensation Committee of the Board, and consists of an annual cash retainer, paid in monthly installments, of $55,000 per year and a separate annual cash retainer of $15,000 per each committee of the Board on which a non-employee director serves. At the time of the filing, the Board had not yet determined the committee(s) of the Board on which Mr. Bamforth would serve. In addition, under the compensation program, Mr. Bamforth is eligible to receive a cash fee of $2,000 per day for each Board of Directors meeting attended, whether in-person or telephonically, and is entitled to receive a cash fee of $2,000 for each additional Company meeting attended in excess of four hours in length. The Compensation Committee expects that existing non-employee directors will transition to the new non-employee director compensation program over a period of time.

Pursuant to the non-employee director compensation policy, Mr. Bamforth, as a new director, was granted stock options from the Company’s existing stock incentive plans to purchase up to an aggregate of 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on October 17, 2017. The stock options will vest in equal monthly installments over a three (3) year period.

ITEM 8.01	OTHER EVENTS.

The information set forth under Item 5.02 is incorporated herein by reference.

Important Additional Information

Peregrine intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for Peregrine's 2017 Annual Meeting (Proxy Statement) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine's directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017, and Peregrine's proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine's securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine's Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC's website, www.sec.gov. Peregrine's stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary's Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine's proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine's website at www.Peregrine.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 23, 2017	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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